                                                                   EXHIBIT 10.18


                       FOURTH AMENDMENT TO LEASE AGREEMENT

     THIS FOURTH AMENDMENT TO LEASE AGREEMENT ("Fourth Amendment") is made and entered into as of the _______ day of June, 2002 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and CELLIT, INC., a Florida corporation ("Tenant").

                             W I T N E S S E T H:

     WHEREAS, Tenant and Landlord's predecessor in interest, Codina West Dade Development Corp., No. 4, a Florida corporation, entered into that certain Lease Agreement dated as of February 23, 1999, as amended by that certain First Amendment to Lease Agreement dated as of March 30, 2000, as amended by that certain Second Amendment to Lease Agreement dated as of May 26, 2000, as amended by that certain Third Amendment to Lease Agreement (the "Third Amendment") dated as of May 26, 2000 (as so amended, the "Lease") with respect to therein described space comprising 43,716 rentable square feet (the "Original Premises") located in the building known as Westside Plaza II, 8300 Northwest 33rd Street, Miami, Florida 33122 (the "Building"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease pursuant to the terms and conditions hereinafter set forth in this Fourth Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and in the Lease, and for other good and valuable consideration. the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. As of the date hereof, the Original Premises consist of 43,716 rentable square feet. Effective as of July 1, 2002, the Original Premises shall be decreased for all purposes under the Lease by an agreed approximate 7,557 rentable square feet located on the third (3rd) floor of the Building as more particularly shown cross-hatched on Exhibit A attached hereto and made a part hereof ("Contraction Space"). Following the deletion of the Contraction Space, the total space leased from Landlord to Tenant pursuant to the terms of the Lease shall equa1 36,159 Rentable Square Feet (the "Contracted Premises"). Tenant's Share shall thereafter be deemed to be 34.50%.

2. As of July 1, 2002, Tenant (and any party claiming by, through or under Tenant) shall surrender possession of the Contraction Space to Landlord in the same condition, excepting normal wear and tear, as originally delivered to Tenant and otherwise in accordance with the terms of the Lease regarding surrender of space upon the expiration or earlier termination of the Lease, and shall simultaneously therewith deliver to Landlord a termination fee of $67,571.42. In the event Tenant (or any party claiming by, through or under Tenant) remains in possession of the Contraction Space after July 1, 2002, Tenant (and any party claiming by, through or under Tenant) shall be deemed a tenant at sufferance on the terms and conditions of Section 43 of the Lease and may be evicted by Landlord without any notice, but Tenant shall be obligated to pay rent for the Contraction Space for any such period that Tenant (or any party claiming by, through or under Tenant) holds over at the holdover rates set forth in Section 43 of the Lease and shall also be liable for any and all other damages Landlord suffers as a result of such holdover including, without limitation, the loss of a prospective tenant (including, but not limited to, Air Jamaica, as hereinafter defined) for such space. Provided Tenant complies with the provisions of this Section 2, Tenant (and anyone claiming by, through or under Tenant) shall have no further obligations with respect to the Contraction Space from and after July 1, 2002 other than those which have accrued prior to July 1, 2002 or those which are intended by the terms of the Lease to survive the expiration or earlier termination of the Lease.

3. Subject to the remaining provisions of Section 34 of the Lease, the total number of parking spaces available to Tenant pursuant to such Section 34 shall be 173 from and after the effective date of this Fourth Amendment. In the event Tenant uses or encumbers parking spaces for Tenant's emergency generator; uninterruptable power source or other equipment, fixtures or personalty, such spaces so used or encumbered shall be deemed to be included within the aforesaid number of available spaces and not in addition.

4. Section 4 of the Third Amendment is hereby deleted in its entirety and hereafter deemed to be of no further force and effect.

5. Tenant acknowledges that the Landlord has fully performed all tenant finish items to be performed on or before the date of this Fourth Amendment, including, but not limited to, the provisions of Exhibit B attached to the Third Amendment, and that Landlord has fully funded all tenant improvement allowances to be funded on or before the date of this Fourth Amendment, including, but not limited to, the provisions of Exhibit B attached to the Third Amendment.

6. Landlord's and Tenant's address for notice purposes under the Lease are hereby updated to the following, which supersedes any prior notice addresses:

Landlord's Notice Address:           The Prudential Insurance Company of America
                                     Two Ravinia Drive, Suite 1400
                                     Atlanta, Georgia 30346-2116
                                     Attention: PRISA Asset Manager

With a copy to:                      Codina Real Estate Management, Inc.
                                     8323 N.W. 12th Street, Suite 115
                                     Miami, Florida 33126

Tenant's Notice Address:             Cellit, Inc.
                                     c/o Concerto Software, Inc.
                                     Six Technology Park Drive
                                     Westford, MA 01886
                                     Attention: General Counsel

7. The provisions of Sections 44 and 57 of the Lease are not affected by the operation of this Fourth Amendment.

8. Tenant acknowledges that Landlord anticipates executing a lease amendment (the "Air Jamaica Lease Amendment") with Air Jamaica, Ltd., a Jamaican corporation ("Air Jamaica") pursuant to which Landlord will lease to Air Jamaica, and Air Jamaica will lease from Landlord, the Contraction Space. Tenant acknowledges that Landlord will be constructing a demising wall between the Contracted Premises and the Contraction Space on the terms and conditions of the Air Jamaica Lease Amendment. Tenant agrees to reasonably cooperate with Landlord during any such construction period, that such construction may occur during normal business hours (and at off-business hours upon Landlord's reasonable request) and that such construction does not constitute a constructive eviction of Tenant, does not constitute a trespass and does not entitle Tenant to seek damages, to offset rent or to seek any other relief and remedies. Landlord agrees to use commercially reasonable efforts to minimize noise levels during the normal business hours of the Building.

9. This Fourth Amendment is expressly contingent upon the execution and delivery by Landlord and Air Jamaica on or before July 1, 2002 of the Air Jamaica Lease Amendment in form and substance acceptable to Landlord in its sole discretion. In the event the Air Jamaica Lease Amendment is not so executed and delivered, this Fourth Amendment shall be deemed of no force and effect as if it had not been executed, and Tenant shall continue to lease the Contraction Space on the terms and conditions of the Lease as if this Fourth Amendment had not been executed.

10. Tenant and Landlord each represent to the other that they have dealt with no broker, finder, real estate agent or other person entitled to a commission, fee or other compensation in connection with or as a result of this Fourth Amendment or the transactions contemplated hereby or hereunder other than Codina Realty Services, Inc. - Oncor International and Cushman & Wakefield of Florida, Inc. Cushman & Wakefield of Florida, Inc. shall not be paid any fee by Landlord in connection with this Fourth Amendment; Tenant represents that any fees payable to Cushman & Wakefield of Florida, Inc. shall be borne by Tenant as and when due. Each party hereby indemnifies the other and holds the other harmless from any and all claims, losses, costs and damages (including reasonable attorneys' fees) arising in connection with a breach of the aforesaid representations.

11. Landlord and Tenant affirm and covenant that each has the authority to enter into this Fourth Amendment, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities empowered by their respective entities to execute this Fourth Amendment.

12. To the extent the provisions of this Fourth Amendment are inconsistent with the Lease, the terms of this Fourth Amendment shall control.

13. Except as expressly amended or modified herein, all other terms, covenants and conditions of the Lease shall remain in full force and effect.

14. The conditions, covenants, and agreements contained herein shall be binding upon the parties hereto and their respective successors and assigns.

15. Any terms used in this Fourth Amendment as defined terms, but which are not defined herein, shall have the meanings attributed to those terms in the Lease.



                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, the day and year first above written.

WITNESSES TO LANDLORD:            LANDLORD:

/s/ Paul R. Lucchese              THE PRUDENTIAL INSURANCE COMPANY
-----------------------------     OF AMERICA, a New Jersey corporation
Print Name: Paul R. Lucchese
                                  By: Codina Real Estate Management, Inc., its
                                  Agent

-----------------------------
Print Name:                       By: /s/ William T. Wassey
                                      ---------------------------------
                                  Print Name: William T. Wassey
                                  Title: President

WITNESSES TO TENANT:              TENANT:

                                  CELLIT, INC., a Florida corporation
/s/ Paul R. Lucchese
-----------------------------
Print Name: Paul R. Lucchese
                                  By: /s/ Michael J. Provenzano
                                      ---------------------------------
                                      Print Name: Michael J. Provenzano
/s/ Holly R. Grey                     Title: VP Finance & CFO
-----------------------------
Print Name: Holly R. Grey